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                                                                    EXHIBIT 99.1

IASIS
HEALTHCARE(R)



INVESTOR CONTACT:                                   NEWS MEDIA CONTACT:
John K. Crawford                                    Eve Hutcherson
Executive Vice President and                        Director, Public Relations
   Chief Financial Officer                          (615) 467-1221
(615) 844-2747


             IASIS HEALTHCARE TO BROADCAST ITS THIRD FISCAL QUARTER
                      CONFERENCE CALL LIVE ON THE INTERNET


FRANKLIN, TENN. (JULY 24, 2001) - IASIS Healthcare(R) Corporation, a leading owner and operator of acute care hospitals, today announced that it will provide an online Web simulcast of its third fiscal quarter conference call on Tuesday, July 31, 2001. The Company will release its results for the third quarter ended June 30, 2001, after the close of the market on Monday, July 30, 2001.

The live broadcast of IASIS Healthcare Corporation's conference call will begin at 10:00 a.m. Eastern Time on July 31, 2001. The link to this event can be found at the Company's website: www.iasishealthcare.com.

An online replay will be available two hours after the call ends and will be available for 30 days. The online replay can also be found on the Company's website.

IASIS Healthcare(R) Corporation, located in Franklin, TN, is a leading owner and operator of acute care hospitals and develops and operates networks of medium-sized hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services to meet the needs of the markets it serves, promoting strong relationships with physicians, working with local managed care plans, and recruiting experienced local management. Currently, IASIS Healthcare owns or leases 14 hospitals with a total of 2,152 beds in service. These hospitals are located in four regions: Salt Lake City, UT; Phoenix, AZ; Tampa-St. Petersburg, FL; and three cities in the state of Texas, including San Antonio. IASIS Healthcare also operates five ambulatory surgery centers and a Medicaid health plan that currently serves over 45,000 members in Arizona.



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